Exhibit 1.1
XSTREAM SYSTEMS, INC.
2,500,000 Shares of Common Stock, $0.0001 par value per share
UNDERWRITING AGREEMENT
[                                 ]
W.R. Hambrecht & Co., LLC
Pier 1, Bay 3
San Francisco, CA 94111
Dear Sir or Madam:
     XStream Systems, Inc., a Delaware corporation (the “Company”), proposes to issue and sell 2,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), to certain investors (collectively, the “Investors”) in its initial public offering. The Company desires to engage you as its exclusive managing underwriter[s] (the “Managing Underwriter”) in connection with such issuance and sale in the Company’s public offering. The Shares are more fully described in the Registration Statement (as hereinafter defined).
     The Company hereby confirms as follows its agreements with the Underwriter[s].
     1. Agreement to Act as Underwriter. On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Underwriter[s] agree[s] to act as the Company’s exclusive underwriter[s] in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company shall pay to the Underwriter[s] 5% of the proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined).
     2. Delivery and Payment. At 10:00 a.m., New York City time, on [                                 ], or at such other time on such other date as may be agreed upon by the Company and the Managing Underwriter (such date is hereinafter referred to as the “Closing Date”), the Managing Underwriter shall release the funds deposited with it by the Investors equal to the proceeds of the sale of all of the Shares offered hereby (the “Requisite Funds”) for collection by the Company and the Underwriter(s) as provided herein and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing (the “Closing”) shall take place at the office of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022. All actions taken at the Closing shall be deemed to have occurred simultaneously.
     3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Underwriter[s] that:
          (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-163046) relating to the Common Stock, which has become effective, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (collectively referred to as the “Rules”) of the Commission promulgated thereunder. As used in this Agreement:
               (i) “Applicable Time” means [                ] a.m./p.m. (New York City time) on the date of this Agreement;
               (ii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;
               (iii) “Preliminary Prospectus” means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules;
               (iv) “Pricing Disclosure Materials” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time;
               (v) “Prospectus” means the prospectus in the form included in the Registration Statement at the Effective Time or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules; and
               (vi) “Registration Statement” means the initial registration statement (including all exhibits and financial schedules), as amended at the time and on the date it becomes effective (the “Effective Time,” provided that, in the event of any post-effective amendment to the Registration Statement which is not automatically effective pursuant to the Rules, the Effective Time shall be the date and time that the Commission declares such post-effective amendment effective), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.

          (b) The Registration Statement has heretofore become effective under the Securities Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.
          (c) The Registration Statement, at the time it became effective, as of the date hereof, and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, to the requirements of the Securities Act and the Rules.
          (d) The Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (e) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by an Underwriter to the Company expressly for use in the Prospectus, as set forth in Section 5.
          (f) The Pricing Disclosure Materials did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, [except that the price of the Shares, number of Shares to be sold, and disclosures directly relating thereto will be included on the cover page of the Prospectus]; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Pricing Disclosure Materials in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by an Underwriter to the Company expressly for use in the Pricing Disclosure Materials, as set forth in Section 5.
          (g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Materials as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, [except that the price of the Shares, number of Shares to be sold, and disclosures directly relating thereto will be included on the cover page of the Prospectus].

          (h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter[s], [except as set forth on Schedule 1 hereto]. The Company has retained in accordance with the Rules all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules.
          (i) The Company is, and at the Closing Date will be, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect or would not reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, consolidated financial position, stockholders’ equity or results of operations of the Company taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the articles or certificate of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to the Managing Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.
          (j) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, [other than as set forth in the Registration Statement [or pursuant to that certain Investor Rights Agreement filed as Exhibit 4.2 to the Registration Statement]], are not subject to any preemptive rights, rights of first refusal or similar rights]. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein. The descriptions of the securities of the Company in the Registration Statement and the Prospectus are, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement and the Prospectus [or pursuant to an agreement filed as an exhibit thereto [or provided to the Managing Underwriter], the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.
          (k) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

          (l) The issuance and sale of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.
          (m) The financial statements and the related notes included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”). No other financial statements or schedules of the Company or any other entity are required by the Securities Act or the Rules to be included in the Registration Statement or the Prospectus.
          (n) McGladrey & Pullen (the “Accountants”), who have reported on such financial statements and schedules, are registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus have been prepared in conformity with the requirements of the Securities Act and the Rules and present fairly the information shown therein.
          (o) The Company is not an ineligible issuer as defined under the Securities Act and the Company has paid the registration fee for this offering as required under the Securities Act or will pay such fees within the time period required by such rule.
          (p) The Company is, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and, except as disclosed in the Registration Statement and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

          (q) Since the date of the most recent financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus and prior to the Closing Date, (i) there has not been and will not have been any change in the capital stock of the Company [(except for changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise of stock options or upon the grant of stock options or restricted stock to the Company’s directors, the issuance of options or shares pursuant to the Company’s 2009 Long Term Incentive Compensation Plan or the Amended and Restated 2004 Stock Option Plan)] or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Change”) and (ii) the Company has not sustained and will not sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.
          (r) Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not entered or will not enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company.
          (s) Except as disclosed in the Registration Statement and Prospectus, the Company has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or the Prospectus as being owned by it that are material to the businesses of the Company, in each case free and clear of all liens, encumbrances and claims except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or the Prospectus as being leased by the Company that is material to the business of the Company is held by it under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
          (t) The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (u) Except as disclosed in the Company’s Registration Statement and Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described.
          (v) The Company has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect, (ii) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not have a Material Adverse Effect, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except (A) where such default would not have a Material Adverse Effect, or (B) solely with respect to clause (iii) above as set forth in the Registration Statement and Prospectus. To the Company’s best knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder except as set forth in the Registration Statement and Prospectus. The Company is not in violation of any provision of its organizational or governing documents.
          (w) The Company has all corporate power and authority to enter into this Agreement, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained, except such as have been obtained, such as may be required under state securities or Blue Sky Laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Capital Market in connection with the distribution of the Shares by the Underwriter[s].
          (x) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except such conflicts, breaches or defaults as may have been waived; nor will such action result in any violation of the provisions of the organizational or governing documents of the Company, or any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.
          (y) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which has not been described or filed as required or provided to the Managing Underwriter. All such contracts to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
          (z) No statement, representation or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriter[s] was or will be, when made, inaccurate, untrue or incorrect in any material respect.
          (aa) The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.
          (bb) No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or satisfied or as such rights are subject to full or partial cutback in the discretion of the Company or the Underwriter. [Subject to resolution of warrant holders and other holders of registration rights].
          (cc) Upon the Effective Time the Common Stock of the Company will be approved, subject to issuance, to list for quotation on the NASDAQ Capital Market. With the exception of compliance with the minimum bid price requirement, which the parties agree may not be foreseeable, the Company is and has no reason to believe that it will not in the twelve (12) months following the closing of the offering continue to be, in compliance with all such listing and maintenance requirements of the NASDAQ Capital Market.
          (dd) The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.
          (ee) The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto

(“Environmental Laws”), except where the failure to be in such compliance will not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).
          (ff) Intellectual Property. Except as disclosed in the Registration Statement and Prospectus, (i) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights and trade secrets necessary for the conduct of its business as currently conducted (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Registration Statement that would preclude the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material actions, suits, proceedings and claims; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.
          (gg) The Company has filed all necessary federal, state and foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against it or which could have a Material Adverse Effect.
          (hh) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
          (ii) The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

          (jj) Neither the Company, nor, to the knowledge of the Company, any director, officer, agent or employee has directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (kk) Each officer and director of the Company listed on Schedule 3 hereto (a) has delivered to the Managing Underwriter an agreement in the form of Exhibit A hereto to the effect that he or she will not, for a period of 180 days after the date hereof, without the prior written consent of the Managing Underwriter, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock, directly or indirectly, of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, or (b) is subject to a comparable or greater restriction on such transfer or sales pursuant to Section 2.2 of the First Amendment to the Second Amended and Restated Securityholders’ Agreement filed as Exhibit 4.11 to the Registration Statement.
          (ll) The Company has delivered to the Managing Underwriter an agreement in the form of Exhibit B hereto to the effect that it will not, for a period of 180 days after the date hereof, without the prior written consent of the Managing Underwriter, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any benefit plan of the Company.
          (mm) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Managing Underwriter has consented [and any Issuer Free Writing Prospectus set forth on Schedule 1 hereto].
          (nn) Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
          (oo) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, which is required by the Securities Act to be disclosed in the Registration Statement and the Prospectus and is not so disclosed.
          (pp) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules or the interpretations thereof by the Commission.
     4. Agreements of the Company. The Company covenants and agrees with the Underwriter[s] as follows:
          (a) The Registration Statement has become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Underwriter[s], pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Underwriter[s] promptly following such filing.
          (b) The Company will not, during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the Underwriter[s] within a reasonable period of time prior to the filing thereof and the Underwriter[s] shall not have reasonably objected thereto in good faith.
          (c) The Company will notify the Underwriter[s] promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective; (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Underwriter[s] promptly of all such filings.
          (d) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter[s], include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter[s], include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriter[s], at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Securities Act or the Rules, the Company will promptly notify the Underwriter[s] and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriter[s], without charge, such number of copies thereof as the Underwriter[s] may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter[s], and the Underwriter[s] agree[s] to provide to each Investor, prior to the Closing, a copy of the Prospectus and any amendments or supplements thereto.
          (e) The Company will furnish to the Underwriter[s] and [its][their] counsel, without charge (i) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriter[s] may reasonably request.
          (f) The Company will comply with all the undertakings contained in the Registration Statement.
          (g) The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter[s].
          (h) The Company will retain in accordance with the Rules all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules.
          (i) Prior to the sale of the Shares to the Investors, the Company will cooperate with the Underwriter[s] and [its][their] counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriter[s] may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (j) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption “Use of Proceeds.”
          (k) The Company will use its best efforts to ensure that the Shares are listed or quoted on the NASDAQ Capital Market at the time of the Closing; provided, however, if the Shares are not approved for listing on the NASDAQ Capital Market or management of the Company reasonably believes that the Shares will not be approved for listing due to the fact that initial listing criteria of the NASDAQ Capital Market will not be met by the Company at the time of the Closing, then the Company will use its best efforts to ensure that the Shares are quoted on the over-the-counter bulletin board (the “OTCBB”).
          (l) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.
     5. Agreements of the Underwriter[s]. The Underwriter[s] [severally] agree [it][they] shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter[s] without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5 shall not be deemed to include information prepared by such Underwriter[s] on the basis of or derived from issuer information.
     6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be reasonably requested by the Underwriter[s] for use in connection with the direct placement of the Shares, (4) the listing [for quotation] of the Common Stock on the NASDAQ Capital Market or the OTCBB, (5) any filings required to be made by the Underwriter[s] with FINRA, and the fees, disbursements and other charges of counsel for the Underwriter[s] in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(i), including the reasonable fees, disbursements and other charges of counsel to the Underwriter[s] in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company and (8) fees and disbursements of the Accountants incurred in delivering the letter(s) described in 7(f) of this Agreement. The Company shall reimburse the Underwriter[s], on a fully accountable basis, for all reasonable travel, legal and other out-of-pocket expenses provided, however, that the Company must consent in advance in writing to such expenses in excess of $50,000, such consent not to be unreasonably withheld.
     7. Conditions of the Obligations of the Underwriter[s]. The obligations of the Underwriter[s] hereunder are subject to the following conditions:
          (a) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter[s] and the Underwriter[s] did not object thereto in good faith, and the Underwriter[s] shall have received certificates of the Company, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (i), (ii) and (iii).
          (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriter[s] any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriter[s], could have a Material Adverse Effect.
          (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.
          (e) The Underwriter[s] shall have received an opinion, dated the Closing Date (or such other date as may be set forth in a representation or warranty), of Greenberg Traurig, P.A., as counsel to the Company, in form and substance reasonably satisfactory to the Underwriter[s], with respect to the matters set forth in Exhibit C hereto.
          (f) At the Closing Date, the Accountants shall have furnished to the Underwriter[s] a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Underwriter[s] and in form and substance satisfactory to the Underwriter[s], confirming that (i) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules; (ii) in their opinion, the financial statements and any supplementary financial information included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Comfort Letter, a reading of the latest available interim financial statements of the Company, inspections of the minute books of the Company since the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Comfort Letter to a date not more than five days prior to the date of the Comfort Letter, nothing came to their attention that caused them to believe that: (A) as of a specified date not more than five days prior to the date of the Comfort Letter, there have been any changes in the capital stock of the Company or any increase in the long-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Underwriter[s], or any increases in any items specified by the Underwriter[s], in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (B) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Underwriter[s], or any increases in any items specified by the Underwriter[s], in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter[s], except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Comfort Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter[s], which are derived from the general accounting, financial or other records of the Company, as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement.
          (g) At the Closing Date, there shall be furnished to the Underwriter[s] a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter[s] to the effect that each signer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Materials, and that to each of such person’s knowledge:
               (i) (A) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Prospectus nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.
               (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.
               (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.
               (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.
               (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no Material Adverse Change.

          (h) The Shares shall be qualified for sale in such states as the Underwriter[s] may reasonably request, if required by applicable law, and each such qualification, if required, shall be in effect and not subject to any stop order or other proceeding on the Closing Date, as provided in Sections 3(b) and 3(y) above.
          (i) The Company shall have furnished or caused to be furnished to the Underwriter[s] such certificates, in addition to those specifically mentioned herein, as the Underwriter[s] may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter[s].
          (j) The Underwriter[s] shall have received the letters referred to in Section 3(kk) and (ll) hereof substantially in the form of Exhibits B and C.
     8. Indemnification.
          (a) The Company shall indemnify and hold harmless [each][the] Underwriter, its directors, officers, employees and agents and each person, if any, who controls [any][the] Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by [any][the] Underwriter[s] and (B) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to [such][the] Underwriter furnished in writing to the Company by [such][the] Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Application (as set forth in paragraph (b) above); and provided further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of [any][the] Underwriter (or any person controlling [such][the] Underwriter) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that [such][the] Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(d). This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) The Underwriter[s, severally and not jointly,] will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Underwriter[s], but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter[s] furnished in writing to the Company by the Underwriter[s] expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Underwriter[s] might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in the “Plan of Distribution” section under the subsections entitled “The OpenIPO Auction Process,” “Determination of Initial Public Offering Price,” “Allocation of Shares,” “Requirements for Valid Bids” and “Short Sales, Stabilizing Transactions and Penalty Bids,” as well as first, second, third, fifth and sixth paragraphs under the subsection entitled “The Closing of the Auction and the Allocation of Shares” in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Underwriter[s] furnished in writing to the Company by the Underwriter[s] expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.
          (c) Any party that proposes to assert the right to be indemnified under this Section 8 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 8, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Underwriter[s] (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not the Underwriter[s] or any person who controls the Underwriter[s] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Underwriter[s] and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).
          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 8 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriter[s], the Company and the Underwriter[s] will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter[s] such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriter[s] may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter[s] on the other. The relative benefits received by the Company on the one hand and the Underwriter[s] on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Underwriter[s] hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter[s] on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter[s], the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter[s] agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purpose of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter[s] shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 8(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 8(d). No party will be liable for contribution with respect to any action or claim se ttled without its written consent (which consent will not be unreasonably withheld).

     9. Termination.
          (a) The obligations of the Underwriter[s] under this Agreement may be terminated at any time prior to the Closing Date, by fifteen (15) business days’ prior notice to the Company from the Underwriter[s], without liability on the part of the Underwriter[s] to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriter[s], exercising its reasonable business judgment (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the NASDAQ Capital Market, (ii) trading in securities generally on the NASDAQ Capital Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such [exchanges][systems], or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such [exchanges][systems] or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Underwriter[s], impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.
          (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that notice is given by the Managing Underwriter prior to the close of business on the date scheduled for receipt of the Requisite Funds, that the Requisite Funds have not been deposited by the Investors into accounts established with the Managing Underwriter by the close of business on the Closing Date.
          (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9(b)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter[s] set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter[s], reimburse the Underwriter[s] for all out-of-pocket expenses incurred in connection herewith.
     10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 10305 102nd Terrace, Suite 101, Sebastian, FL 32959, Attention: James J. Lowrey, Chairman and Co-Chief Executive Officer, with copies to Greenberg Traurig, P.A., 5100 Town Center Circle, Suite 400, Boca Raton, FL 33486, Attention: Bruce C. Rosetto, Esq., or (b) if to the Underwriter[s], at the office of W.R. Hambrecht + Co., LLC, Pier 1, Bay 3, San Francisco, CA 94111, Attention: Peter Morrissey, Esq., with copies to Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, NY 10022, Attention: David A. Pentlow, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

     11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Underwriter[s] set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriter[s] or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
     12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter[s], the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriter[s] and any person or persons who control the Underwriter[s] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.
     13. Applicable Law. The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.
     14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     15. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriter[s].

Very truly yours, XSTREAM SYSTEMS, INC.
By:
	Name:	James J. Lowrey
	Title:	Chairman and Co-Chief Executive Officer

Confirmed as of the date first
above mentioned:

W.R. HAMBRECHT + CO., LLC
By:
Name:
Title:

SCHEDULE 1
FREE-WRITING PROSPECTUS

SCHEDULE 2
SUBSIDIARIES

SCHEDULE 3
LOCK-UPS

EXHIBIT A
[                                 ]
[Underwriter[s] Address]
Ladies and Gentlemen:
     The undersigned understands that you, as Underwriter[s], propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with XStream Systems, Inc., a Delaware corporation (the “Company”), providing for an offering (the “Offering”) of Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the foregoing, and in order to induce you to act as Underwriter[s] in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of [Underwriter[s]], the undersigned will not, during the period beginning on the date of the final prospectus supplement relating to the Offering of the Shares and ending on the date [90] days after the date of such final prospectus supplement, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of [Underwriter[s]], it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
     Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts to any charitable organization, (ii) as a bona fide gift or gifts to any other entity or person, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or any limited liability company, limited partnership or corporation whose members, general and limited partners and stockholders consist solely of the undersigned or the immediate family of the undersigned, provided that the trustee, manager, general partner or duly authorized officer of such entity agrees to be bound in writing by the restrictions set forth herein, and provided

[Underwriter]
[Date]

further that any such transfer shall not involve a disposition for value, or (iv) with the prior written consent of [Underwriter[s]], or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery or sale of shares of Common Stock of the Company held by the undersigned. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.
     This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF OFFICER OR DIRECTOR]
By:
Title:

Accepted as of the date first set forth above:

[UNDERWRITER[S]]
By:
Name:
Title:

EXHIBIT B
[Underwriter[s] Address[es]]
Ladies and Gentlemen:
     Reference is made to a Underwriting Agreement (the “Underwriting Agreement”), which will be executed between [Company], a [Delaware] corporation (the “Company”), and [Underwriter[s]] (the “Underwriter[s]”).
     In consideration of the Underwriting Agreement, the undersigned hereby agrees not to, without the prior written consent of the Underwriter[s], offer, sell or otherwise dispose of any shares, directly or indirectly, of the Company’s Common Stock, par value $[                ] per share (the “Common Stock”), owned by the undersigned for a period of 180 days after the date of the Underwriting Agreement, except with respect to the issuance of shares of Common Stock upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Stock or stock options under any benefit plan of the Company existing on the date hereof, and described in the Prospectus.
     It is understood that, if the Company notifies you that it does not intend to proceed with the issuance and sale of Shares (as defined in the Underwriting Agreement) pursuant to the Underwriting Agreement, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this letter agreement.
Dated: [                                ]

Very truly yours, [COMPANY]
By:
Name:
Title:

EXHIBIT C
FORM OF ISSUER’S COUNSEL’S LEGAL OPINION
     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties or the nature of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
     (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and with respect to the Company to enter into and perform its obligations under this Agreement and to issue and sell the Shares.
     (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” as of the dates stated therein and, since such dates, there has been no change in the capital stock of the Company except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Investors pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability by reason of being such a holder. The issuance and sale of the Shares by the Company is not subject to any preemptive or other similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company’s Certificate of Incorporation or by-laws or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock, and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation or By-laws of the Company and the requirements of the NASDAQ Capital Market.
     (iv) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
     (v) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) nor the execution, delivery or performance of any other agreement or instrument entered into or to be entered into by the Company in connection with the transactions contemplated by the Registration Statement and the Prospectus will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed trust, note or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, domestic or foreign, of which such counsel is aware, or violate any provision of the charter or by-laws of the Company.
     (vi) No consent, approval, authorization, license, registration, qualification or order of any court, governmental or other regulatory agency or body is required for the due authorization, execution, delivery or performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the distribution of the Shares by the [several] Underwriter[s].
     (vii) To the best of such counsel’s knowledge, there is no action, suit, proceeding or other investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect.

     (viii) The statements in the Prospectus under the captions “Risk Factors — [                      ],” “Risk Factors —[                      ],” “Risk Factors — [                      ],” ““Description of Capital Stock,” “Business — Government Regulations,” “Business — Legal Proceedings,” “Shares Eligible for Future Sale,” “Business — Intellectual Property” and “Certain Relationships and Related Transactions,” insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters. Accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.
     (ix) (A) The Company is in compliance in all material respects with all applicable Environmental Laws; (B) the Company has not received any notice from any governmental authority or third party of an asserted claim under any Environmental Law; and (C) the Company has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where such failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect.
     (x) The Registration Statement, all Preliminary Prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules, all Preliminary Prospectuses and the Prospectuses and any further amendment or supplement to any such incorporated document made by the Company (except for the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, except for those referred to in subsection (ix) of this Opinion, such counsel has no reason to believe that, as of its Effective Time, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.
     (xi) The Registration Statement is effective under the Securities Act, and to such counsel’s knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).
     (xii) The Shares have been approved for listing on the NASDAQ Capital Market.
     (xiii) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.”
     (xiv) The Company is not an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     To the extent deemed advisable by such counsel, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Managing Underwriter as to matters which are governed by laws other than the laws of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriter[s] and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Managing Underwriter and counsel for the Underwriter[s].
     In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Managing Underwriter and representatives of the Accountants, at which conferences the contents of the Registration Statement and the Prospectus and the Pricing Disclosure Materials and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the

Registration Statement and the Prospectus and the Pricing Disclosure Materials (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that (i) the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof or the Pricing Disclosure Materials as of its date and on the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.